Exhibit 99.1

Wayside Technology Group Rebrands to “Climb Global Solutions”

EATONTOWN, N.J., October 27, 2022 -- Wayside Technology Group, Inc. (NASDAQ: WSTG) (“Wayside” or the “Company”), a value-added global IT channel company providing innovative sales and distribution solutions for emerging technology vendors, is announcing a corporate rebrand from Wayside Technology Group to Climb Global Solutions, effective October 31, 2022.

"Growing the Climb brand at a global scale has been a key initiative across the organization," said Dale Foster, CEO of Climb Global Solutions. "Brand recognition with a high-touch, customer service focus is important as our business grows internationally. We pride ourselves in performing at an exceptional level while continuing to ensure the success of our partners, team members and stakeholders. Changing our public company name from Wayside Technology Group to Climb Global Solutions will allow us to promote one uniform brand that is recognizable to our investors, vendors and customers across our global footprint. This type of brand consistency demonstrates our commitment to a simple and efficient way of promoting the Company through a cohesive global strategy."

The Company’s stock ticker symbol will change from “WSTG” to “CLMB” on the Nasdaq stock exchange and will commence trading under the new symbol on October 31, 2022. The Company’s CUSIP number will remain unchanged, and certificates representing common shares of the Company will not be affected and will not need to be exchanged. There is no action required from current stockholders.

About Wayside Technology Group

Wayside Technology Group, Inc. (NASDAQ: WSTG) is a value-added global IT distribution and solutions company specializing in emerging and disruptive technologies. Wayside operates across the US, Canada and Europe through multiple business units, including Climb Channel Solutions, Grey Matter and CloudKnowHow. The Company provides IT distribution and solutions for emerging companies in the Security, Data Management, Connectivity, Storage & HCI, Virtualization & Cloud, and Software & ALM industries.

Additional information can be found by visiting www.waysidetechnology.com.

Forward-Looking Statements

The statements in this release, other than statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to come within the safe harbor protection provided by those sections.  These forward-looking statements are subject to certain risks and uncertainties. In this press release, many of the forward-looking statements may be identified by words such as “believes,” “expects,” “intends,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “under construction,” “in development,” “opportunity,” “target,” “outlook,” “maintain,” “continue,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our priorities, strategy, goals, vision, mission, opportunities, projections, intentions or expectations. Factors, among others, that could cause actual results and events to differ materially from those described in any forward-looking statements include, without limitation, the continued acceptance of the Company’s distribution channel by vendors and customers, the timely availability and acceptance of new products, product mix, market conditions, contribution of key vendor relationships and support programs, inflation, as well as factors that affect the software industry in general and other factors. Currently, one of the most significant factors, however, is the potential adverse effect of the current pandemic of the novel coronavirus, or COVID-19, on the Company, the global economy, and financial markets. The extent to which COVID-19 impacts the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, including the impact on the Company’s reseller partners and the end customer markets they serve, among others. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described in the section entitled “Risk Factors” contained in Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and from time to time in the Company’s filings with the Securities and Exchange Commission.

Company Contact

Drew Clark
Chief Financial Officer
(732) 389-0932
drew@waysidetechnology.com

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

(949) 200-4603

WSTG@elevate-ir.com